Exhibit 10.5

GLOBAL NET LEASE, INC.

Form of PSU Agreement

Pursuant to the

2025 Omnibus Incentive Compensation Plan of

Global Net Lease, Inc.

AGREEMENT (this “Agreement”), dated as of GRANT DATE (the “Grant Date”) between Global Net Lease, Inc., a Maryland corporation (the “Company” and, collectively with its controlled Affiliates, the “Employer”), and FIRST LAST (the “Participant”).

Preliminary Statement

Subject to the terms and conditions set forth herein, the Committee hereby grants the Participant the number of performance-based Restricted Stock Units specified in Section 1, as an Eligible Person, on the Grant Date and subject to the terms and conditions set forth in the 2025 Omnibus Incentive Compensation Plan of Global Net Lease, Inc., as it may be amended from time to time (the “Plan”) and this Agreement (the “PSUs”). Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations.

Accordingly, the parties hereto agree as follows:

1.      Grant of PSUs. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, including the conditions set forth in Section 2 hereof, the Participant is hereby granted up to the Maximum Number of PSUs on the Grant Date as follows. Each PSU represents an unfunded, unsecured right to receive one (1) Share following the vesting of such PSU and satisfaction of the other requirements specified herein, on the Payment Date(s) specified in Section 2(c) hereof.

Threshold Number of PSUs: __________________

Target Number of PSUs: _____________________

Maximum Number of PSUs: __________________

2.	Vesting.

(a)               The PSUs shall vest (or not) on the Measurement Date based on the Committee’s determination, in its sole discretion, of achievement relative to the performance goals set forth on Exhibit A attached hereto (the “Performance Goals”) and subject to the Participant not having incurred a Termination through the last day of the Performance Period (except as otherwise set forth in this Agreement). For purposes of this Agreement, the “Measurement Date” is the date on which the Committee determines and certifies the extent to which the Performance Goals have been achieved. The Measurement Date shall occur as soon as practicable following the end of the Performance Period (as defined in Exhibit A attached hereto), but in no event later than sixty (60) days following the end of the Performance Period. The Committee’s determination and certification of (i) the achievement of Performance Goals and (ii) the number of PSUs that vest pursuant to this Section 2(a), shall be final and binding on the Participant. Notwithstanding anything herein to the contrary, the Committee shall have discretion to adjust the Performance Goals, or the metrics used to determine achievement of the Performance Goals, to reflect (A) a change in accounting standards or principles, (B) a significant acquisition or divestiture, (C) a significant capital transaction, (D) a change to or difference in the applicable fiscal year, or (E) any other unusual, nonrecurring or other extraordinary event or item. In no event shall the number of PSUs that vest hereunder exceed the Maximum Number of PSUs indicated above. Performance below the threshold level during the Performance Period results in no PSUs being earned with respect to the applicable Performance Goal. All PSUs that do not become vested as of the Measurement Date shall be automatically forfeited without consideration therefor.

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(b)               Termination; Forfeiture; Change of Control.

(i)       Except as provided in Section 2(b)(i)(A) or (B) or Section 2(b)(ii), upon the Participant’s Termination for any reason or no reason, the Participant shall immediately forfeit, without compensation and without further action by any party, any and all unvested PSUs.

Notwithstanding the foregoing, upon the Participant’s Termination prior to the last day of the Performance Period:

(A) (1) due to the Participant’s death or Disability (as defined in Exhibit B attached hereto) or (2) due to a Qualifying Termination (as defined in Exhibit B attached hereto), and with respect to subclause (2) only, other than within one hundred eighty (180) days immediately preceding or two (2) years immediately following a Change of Control, the PSUs shall vest (or not) upon the Measurement Date, based on the Committee’s determination of achievement relative to the Performance Goals as set forth in Section 2(a), with the number of PSUs that are determined to have vested (if any) pro-rated based on the ratio of the number of days during the Performance Period that the Participant was employed by the Company over the total number of days during the Performance Period; or

(B) due to a Qualifying Termination within one hundred eighty (180) days immediately preceding or two (2) years immediately following a Change of Control, the PSUs shall vest (or not) upon the Participant’s Termination (or, with respect to a Termination that occurs within one hundred eighty (180) days immediately preceding a Change of Control, immediately upon the Change of Control), based on the Committee’s determination of achievement relative to the Performance Goals as set forth in Section 2(a) through the date of the Change of Control.

The vesting of any of the PSUs described in Section 2(b)(i)(A) or (B) is conditioned upon (x) the Participant’s continued compliance with all confidentiality obligations and restrictive covenants to which the Participant is subject, and (y) the Participant’s timely execution and delivery (without revocation) to the Company of a general release of all claims of any kind that the Participant has or may have against the Company and its Affiliates and their respective officers, directors, employees, shareholders, agents, representatives, and advisors (in a form satisfactory to the Company and that is delivered to the Participant no later than the date of the Participant’s Termination), with such release of claims to become fully effective no later than sixty (60) days following the Participant’s Termination.

(ii)        In the event of a Change of Control without the occurrence of a Termination on or prior to the final day of the Performance Period, performance with respect to the Performance Goals will be measured upon the Change of Control in accordance with Section 2(a) (treating the effective date of the Change of Control as the last day of the Performance Period). The PSUs will remain outstanding thereafter and will vest (if at all) at the end of the original Performance Period, subject to the terms and conditions of this Agreement.

(c)               Payment. The Company shall, within seventy-five (75) days following the earliest of (i) the last day of the Performance Period and (ii) the date the PSUs otherwise become vested in accordance with Section 2(b)(i) (each, a “Payment Date”), deliver (or cause to be delivered) to the Participant one (1) Share (subject to adjustment in accordance with the Plan) with respect to each vested PSU, as settlement of such PSU and each such PSU shall thereafter be cancelled. The actual Payment Date within such seventy-five (75) days shall be within the sole discretion of the Company. Notwithstanding the foregoing, if the PSUs become payable in connection with a Termination upon a Change of Control, the Payment Date shall be no later than the first regularly-scheduled payroll period following the Change of Control.

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(d)               Withholding. Unless otherwise directed or permitted by the Committee, the Participant shall pay or provide for all applicable withholding taxes in respect of the vesting of the PSUs and payment in respect of the PSUs by (i) remitting the aggregate amount of such taxes to the Company in full, in cash, or by check, bank draft or money order payable to the order of the Company, (ii) to the extent permitted by the Company, having the Employer withhold, from Shares delivered upon settlement of the PSUs, a number of whole Shares having a Fair Market Value equal to an amount necessary to satisfy all required federal, state, local and other non-U.S. withholding obligations using up to the maximum statutory withholding rates, as determined by the Company, for federal, state, local or non-U.S. tax purposes, including payroll taxes, or (iii) to the extent permitted by the Company, by making arrangements with the Company to have such taxes withheld from other compensation due to the Participant.

3.      Dividend Equivalents. With respect to ordinary cash dividends in respect of Shares covered by any outstanding PSUs, on the payment date of the dividend, a separate account maintained for the Participant for bookkeeping purposes only on the books and records of the Company shall be credited with dividend equivalents in an amount equal to the dividends that would have been paid to the Participant if one (1) Share had been issued on the Grant Date for each PSU granted to the Participant as set forth in this Agreement, based on the Maximum Number of PSUs set forth in this Agreement (the “Dividend Equivalent”), and will be held without interest thereon until delivered to the Participant (if at all). A Dividend Equivalent shall be subject to the same vesting restrictions and payment conditions as the PSU to which such Dividend Equivalent relates, as set forth in Section 2, and shall be paid on the same date as the PSU to which it is attributable is settled in accordance with Section 2(c) hereof (or forfeited at the same time that the PSUs are forfeited). For purposes of clarity, if the Maximum Number of PSUs becomes vested, the Dividend Equivalent will be paid at an amount based on the Maximum Number of PSUs vested, and if only the Threshold Number of PSUs becomes vested, the Dividend Equivalent will be paid at an amount based on the Threshold Number of PSUs vested. Dividend Equivalents credited shall be distributed in cash. Any Dividend Equivalents in respect of PSUs that do not vest, shall be forfeited and retained by the Company. For the avoidance of doubt, (i) if a PSU does not ultimately become vested hereunder, no Dividend Equivalent payments shall be made with respect to such unvested PSU, and (ii) in no event shall a Dividend Equivalent be paid that would result in the Participant receiving both the Dividend Equivalent and the actual dividend with respect to a PSUs and the corresponding Share. This award of PSUs and all Dividend Equivalents hereunder are, individually and in the aggregate, intended to constitute an “unfunded” plan. Amounts payable pursuant to this Agreement will be payable from the general assets of the Company and no special or separate reserve, fund or deposit will be made to assure payment of such amounts. No Participant, beneficiary or other person will have any right, title or interest in any fund or in any specific asset of any member of the Company by reason of being party to this Agreement. Neither the acceptance of this Agreement, nor any actions taken pursuant to this Agreement, will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company on the one hand, and Participant, their beneficiary or other person on the other hand.

4.      PSU Transfer Restrictions. Unless otherwise determined by the Committee, PSUs may not be directly or indirectly transferred, sold, assigned, pledged, hypothecated, encumbered or otherwise disposed of whether for value or for no value and whether voluntarily or involuntarily (including by operation of law) by the Participant (a “Transfer”) other than by will or by the laws of descent and distribution, and any other purported Transfer shall be void and unenforceable against the Company and its Affiliates.

5.      Rights as a Stockholder. Until the PSUs are settled in accordance with Section 2(c), the Participant shall have no rights as a stockholder with respect to Shares covered by PSUs.

6.      Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

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7.      Recoupment. The PSUs granted hereunder are subject to the Company’s Dodd-Frank Clawback Policy, as it may be amended from time to time, to the extent such policy is applicable to the Participant and/or any other Company recoupment policies or procedures that may be required under Applicable Laws or otherwise adopted by the Company or incorporated into any or other made part of the Plan or this Agreement.

8.      Notices. All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made:

(a)       unless otherwise specified by the Company in a notice delivered by the Company in accordance with this Section 8, any notice required to be delivered to the Company shall be properly delivered if delivered to:

Global Net Lease, Inc.

650 Fifth Ave., 30th Floor

New York, NY 10019
Attention: General Counsel

(b)       if to the Participant, to the address on file with the Employer.

Any notice, demand or request, if made in accordance with this Section 8 shall be deemed to have been duly given: (i) when delivered in person; (ii) three days after being sent by United States mail; (iii) effective immediately when sent via email; or (iv) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service.

9.      No Right to Employment/Consultancy/Directorship. This Agreement shall not give the Participant or other Person any right to employment, consultancy or directorship by the Employer, or limit in any way the right of the Employer to terminate the Participant’s employment, consultancy or directorship at any time.

10.  Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT, FOR ITSELF, ITS AFFILIATES, HEIRS, SUCCESSORS, ASSIGNS, AS APPLICABLE, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THE PLAN OR THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THE PLAN OR THIS AGREEMENT.

11.  Severability of Provisions. If at any time any of the provisions of this Agreement shall be held invalid or unenforceable, or are prohibited by the laws of the jurisdiction where they are to be performed or enforced, by reason of being vague or unreasonable as to duration or geographic scope or scope of the activities restricted, or for any other reason, such provisions shall be considered divisible and shall become and be immediately amended to include only such restrictions and to such extent as shall be deemed to be reasonable and enforceable by the court or other body having jurisdiction over this Agreement and the Company and the Participant agree that the provisions of this Agreement, as so amended, shall be valid and binding as though any invalid or unenforceable provisions had not been included.

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12.  Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Maryland, without giving effect to its principles of conflict of laws.

13.  Section 409A. Although the Company makes no guarantee with respect to the tax treatment of the PSUs, the award of PSUs and Dividend Equivalents pursuant to this Agreement is intended to comply with, or to be exempt from, Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. The PSUs and Dividend Equivalents shall be limited, construed and interpreted in accordance with such intent; provided that the Employer does not guarantee to the Participant any particular tax treatment of the PSUs or Dividend Equivalents. In no event whatsoever shall the Employer be liable for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. Dividend Equivalents shall be treated separately from the PSUs and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Section 409A of the Code. Each payment under this Agreement shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may the Participant, directly or indirectly, designate the calendar year of any payment to be made under this Agreement.

14.  Interpretation. Unless a clear contrary intention appears: (a) the defined terms herein shall apply equally to both the singular and plural forms of such terms; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by the Plan or this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (c) any pronoun shall include the corresponding masculine, feminine and neuter forms; (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (e) reference to any law, rule or regulation means such law, rule or regulation as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law, rule or regulation means that provision of such law, rule or regulation from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (f) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular article, section or other provision hereof; (g) numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement; (h) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (i) “or” is used in the inclusive sense of “and/or”; (j) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (k) reference to dollars or $ shall be deemed to refer to U.S. dollars.

15.  No Strict Construction. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

GLOBAL NET LEASE, INC.

By:
Name:
Title:

PARTICIPANT

By:
Name:

[PSU Award Agreement - [Name]]

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